SETTLEMENT AGREEMENT AND MUTUAL RELEASE



The Settlement Agreement and Mutual Release (hereinafter 'the Agreement') is entered into as of March 31, 1996 between Laser-Pacific Media Corporation ('Laser-Pacific'), on the one hand, and Greg Biller ('Biller') on the other hand (both of whom are collectively referred to herein as 'the Parties').

         WHEREAS, Biller asserts, among other things, that he suffered emotional distress as a result of the wrongful termination and unauthorized reduction of pay as a result of his employment from Laser-Pacific;
         WHEREAS, Laser-Pacific disagrees with Biller's assertions;
         WHEREAS, Laser-Pacific and Biller in the interests of compromising the foregoing dispute and avoiding the expense of litigating such dispute, desire to settle their dispute before any lawsuit is filed;
         NOW, THEREFORE, in consideration of the mutual promises, covenants, agreements, and conditions contained herein, and for other good and valuable consideration, receipt of which is hereby acknowledged, the Parties agree as follows:

         1.       Mutual Release
                  (a) Subject to the rights and obligations created by this Agreement, Biller, on behalf of himself and his successors, assigns, agents, partners, attorneys, officers, directors, employees, representatives, and affiliated entities, whether now existing or hereafter created, release and discharge Laser-Pacific and its respective successors, assigns, agents, partners, attorneys, officers, directors, employees, representatives, and affiliated entities, whether now existing or hereafter created, from any and all claims, demands, liability, obligations, expenses (including, without limitation, attorneys' fees), causes of action, and rights, whether now known unknown, suspected or unsuspected, which exists, existed, or may exist or have existed at any time through the date of execution of this Agreement.
                  (b) Subject to the rights and obligations created by this Agreement, Laser-Pacific, on behalf of itself of its respective successors, assigns, agents, partners, attorneys, officers, directors, employees, representatives, and affiliated entities, whether now existing or hereafter created, release and discharge Biller, and his respective successors, assigns, agents, partners, attorneys, officers, directors, employees, representatives, and affiliated entities, whether now existing or hereafter created, from any and all claims, demands, liability, obligations, expenses (including, without limitation, attorneys' fees), causes of action, and rights, whether now known or unknown, suspected or unsuspected, which exist, existed or may exist or have existed at any time through the date of execution of this Agreement.
                  (c) The foregoing mutual releases extend to all rights or the releasor under Section 1542 of the California Civil Code and any similar law or rules of any state, jurisdiction, or territory, which are hereby expressly waived and shall not be raised by each of the Parties.

California Civil Code Section 142 provides:

         'A general release does not extend to claims which the creditor does not known or suspect to exist in his favor at the time of executing the release, which if known by him must have materially affected his settlement with the debtor.'

         Each of the Parties represents that he or it understands the meaning and effect of California Civil Code Section 1542, and that he or it has had the opportunity to consult with legal counsel, or has actually consulted legal counsel, regarding such meaning and effect.



         2.       Payment to Biller
         Without any admission of liability, Laser-Pacific shall, upon full execution and this Agreement and approval by Laser-Pacific's Board of Directors, pay Biller One Hundred Seventy-Five Thousand Dollars ($175,000) for the emotional distress he allegedly suffered. Seventy-Five Thousand Dollars ($75,000) is acknowledged as received by Biller on signing this agreement and the balance of One Hundred Thousand Dollars ($100,000) shall be payable on October 1, 1996.

         3.       Covenant Not to Sue and Dismissal
         The Parties represent and warrant to each other that they are aware of no other party having any interest, nor have they assigned, hypothecated, or otherwise transferred any interest, in the claim or claims which are the subject of this Agreement, and each party hereby agrees to indemnify and hold harmless the other party or parties from any and all liabilities, claims, demands, obligations, damages, costs, expenses and attorneys' fees as a result of anyone asserting such interest, assignment, hypothecation or transfer.

         4.       Representations and Warranties
                  (a) The Parties represent and warrant to each other that they are aware of no other party having any interest, nor have they assigned, hypothecated, or otherwise transferred any interest, in the claim or claims which are the subject of this Agreement, and each party hereby agrees to indemnify and hold harmless the other party or parties from any and all liabilities, claims, demands, obligations, damages, costs, expenses and attorneys' fees as a result of anyone asserting such interest, assignment, hypothecation or transfer.
                  (b) Biller warrants and represents that he believes that the allocation of the payment set forth in paragraph 2 is accurate, fair, and warranted by the facts known to the Parties of the date of this Agreement. Based thereon, Laser-Pacific represents that it is not necessary to issue a 'Form 1099' with respect to said payment. Biller agrees to be responsible for the payment of any taxes, interest, fees, costs, or penalties which may be assessed as a direct result of any determination by the Internal Revenue Service that all or a portion of the payment under paragraph 2 is taxable, and agrees to indemnify and hold harmless Laser-Pacific against any such taxes, interest, fees, costs or penalties.

         5.       Costs and Attorney's Fees
                  (a) Except as set forth in paragraph 5(b), each party hereto will bear his or its own attorneys' fees and costs arising out of or related to the claims released and associations herein and no further claim shall be made therefor.
                  (b) If any legal action is brought to enforce or for the breach of this Agreement, the prevailing party in such legal action shall be entitled to his or its reasonable attorneys' fees in addition to any of relief to which he or it is legally entitled.

         6.       Confidentiality
                  The Parties shall not disclose the contents of this Agreement, its existence, or the fact of settlement of the Action, except as may be necessary for tax purposes or as otherwise required by law. Nor shall the Parties issue or cause to be issued publicly any of the terms of this Agreement, its existence, or the fact of settlement of this Action.

         7.       General Provisions
                  (a) This Agreement is a compromise of the dispute between the parties and should not be treated as an admission of liability by any party for any purpose.
                  (b) No supplementation, modification, waiver or termination of this Agreement shall be binding unless executed in writing by the party to be bound thereby. No waiver of any other provisions hereof, whether or not similar, not shall such waiver constitute a continuing waiver. The parties hereto may amend or modify this Agreement in such a manner that may be agreed upon by written instruments executed by such Parties.
                  (c) Each of the Parties hereto agrees to execute and deliver all such other documents and instruments as may be necessary and appropriate to effectuate, and memorialize the terms and understandings hereof.
                  (d) this Agreement may be executed in counterparts and, as so executed, shall constitute one agreement binding on all Parties.
                  (e) This Agreement shall inure to the benefit of and shall be binding upon the respective successors and assigns of each of the Parties hereto.
                  (f) This agreement shall be deemed to be made under, and shall be interpreted in accordance with, the laws of the State of California.
                  (g) The Parties to this Agreement have read and understand this Agreement. The Parties to this Agreement mutually warrant and represent that they have received independent advice of their attorneys with respect hereto, and that this Agreement is executed voluntarily and without duress or undue influence on the part of or on behalf of any party hereto.
         (h) Biller is informed and consents to the multiple representation by Parks, Palmer, Turner & Yemenidjian of himself and Laser-Pacific Media Corporation.




Dated:  ___________________________         GREG BILLER




Dated:  ___________________________         LASER-PACIFIC MEDIA CORPORATION


                                                     _______________________
                                                     James R. Parks, CEO